                                                          EXHIBIT 23.2

Consent of Independent Auditors

The Board of Directors
Airgas, Inc.:

We consent to the use of our report included in the Company's annual report on Form 10-K for the year ended March 31, 1998 which has been incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

KPMG PEAT MARWICK LLP

Philadelphia, PA
August 5, 1998